Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of Enova Systems, Inc. on Amendment No. 1 to Form S-1 (No. 333-117321) of our audit report, dated March 25, 2004, appearing in the Prospectus, which is part of this Registration
Statement, and of our report dated March 25, 2004 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, CA
August 2, 2004



                                 Exhibits - 19